                                                              EXHIBIT 10(b)


                              AMENDMENT NO. 1
                TO THE EMPLOYEES' STOCK OWNERSHIP PLAN OF
                  AMERICAN WATER WORKS COMPANY, INC. AND
                       ITS DESIGNATED SUBSIDIARIES
                   (As Amended Effective January 1, 1989)



     Pursuant to the power reserved to it in Section 13.1 of the Employees' Stock Ownership Plan of American Water Works Company, Inc. and Its Designated Subsidiaries, as amended effective January 1, 1989, (the "Plan"), American Water Works Company, Inc. hereby amends the Plan as follows, effective immediately:

     1. SECTIONS 10.2, 10.3 AND 10.4 are hereby deleted and the following substituted therefor:

          10.2 Distributions Upon Termination of Service. The balance of a Participant's Account as of the December 31 coincident with or immediately preceding his termination of service for any reason, including disability or retirement, plus any amounts subsequently allocated to his Account under Section
          7.2 shall be distributed no later than the February 28 (the "Annuity Starting Date") coincident with or immediately following the end of the Plan Year in which occurs the last allocation to the Participant's Account. Notwithstanding the foregoing, if the value of a Participant's Account exceeds $3,500 as of the end of the month preceding the month in which he is notified of his election rights under this Section 10.2, payment to such Participant shall not be made unless the Participant consents in writing to the distribution. Consent to such distribution shall not be valid unless the Participant is informed of his right to defer receipt of the distribution. The consent of the Participant's spouse, if any, to such distribution shall not be required. A Participant must have his Account distributed as of the Annuity Starting Date following the close of the Plan Year in which he reaches age 65. For the purpose of this Section 10.2 a Participant's service shall not be deemed to have terminated by reason of his transfer to an employment status with the Company or a Designated Subsidiary which is not covered by this Plan. Notwithstanding the foregoing, the entire value of a Participant's Accounts must be distributed beginning no later than the Participant's Required Beginning Date.

          10.3 Distribution Upon Death. Upon termination of a Participant's service by reason of his death, the balance of his Account as of the December 31 coincident with or immediately preceding the Participant's date of death, plus any amounts subsequently allocated to his Account under
          Section 7.2, shall be distributed to the Participant's Beneficiary, not later than the Annuity Starting Date following the end of the Plan Year in which occurs the last allocation to the Participant's Account. To the extent practicable, the Committee shall insure that any distribution pursuant to this Section 10.3 is completed within the recipient's taxable year in which it begins.

          10.4 Death After Termination. If a Participant dies following his termination of service, but before any distribution is made pursuant to Section 10.2, the balance of his Account, as of the December 31 coincident with or immediately preceding his termination of service plus any amounts subsequently allocated to his Account under Section 7.2, shall be distributed to the Participant's Beneficiary, beginning not later than the Annuity Starting Date following the end of the Plan Year in which occurs the last allocation to the Participant's Account. To the extent practicable, the Committee shall insure that any distribution pursuant to this Section 10.4 is completed within the recipient's taxable year in which it begins.

          10.5 Deferred Distribution. A Participant who elected to defer distribution of his Account pursuant to Section 10.2 may subsequently elect a distribution of his Account as of the Annuity Starting Date following the date he provides notice of his election in accordance with procedures established by the Committee. A Participant may not elect a partial distribution of his Account pursuant to this Section 10.5.

     2. SECTIONS 10.5, 10.6, 10.7, 10.8 AND 10.9 are hereby renumbered as Sections 10.6, 10.7, 10.8, 10.9 and 10.10, respectively.

     3. SECTION 10.9 is hereby amended by adding the following at the end thereof:

          All distributions under this Article X shall be made as soon as administratively feasible after the applicable Annuity Starting Date.

          4.   SECTION 13.1 is hereby amended to read as follows:

               13.1 This Plan may be amended at any time, and from time to time, by the Company's Retirement Plan Committee, provided that such amendment does not materially increase the cost of the Plan. The Plan may also be amended at any time and from time to time by the Board of Directors. No amendment shall divest any vested interest of any Participant or Beneficiary nor be effective unless that Plan, as so amended, continues to be maintained for the exclusive benefit of Participants and their Beneficiaries.

                            *     *     *     *     *

     To record the adoption of this Amendment No. 1 to the Plan, American Water Works Company, Inc. has caused its authorized officers to affix its corporate name and seal this 1st day of February, 1996.


                             AMERICAN WATER WORKS COMPANY, INC.


                             By:   George W. Johnstone



Attest:   W. Timothy Pohl
          General Counsel and Secretary

                                                              EXHIBIT 10(f)


                             AMENDMENT NO. 3
                                 TO THE
                   AMERICAN WATER WORKS COMPANY, INC.
                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                 --------------------------------------


     American Water Works Company, Inc. hereby amends the Supplemental Executive Retirement Plan (the "Plan"), as follows:

     The second sentence of Paragraph 4 of the Plan is amended to read in its entirety as follows:

          "Average Earnings" means the average of the participant's salary paid and Annual Incentive Plan awards granted during those 36 consecutive months preceding the earlier of his attainment of age 65 or his actual retirement that produce the highest average.

     To record the adoption of this Amendment No. 3 to the Plan by its Board of Directors on January 4, 1996, American Water Works Company, Inc. has caused its President and Secretary to affix its corporate name and seal hereto, this 4th day of January, 1996.

                                 AMERICAN WATER WORKS COMPANY, INC.


                                 By:  George W. Johnstone
                                      President and Chief Executive Officer


Attest:



W. Timothy Pohl
   Secretary

                                                              EXHIBIT 10(h)


                               AMENDMENT NO. 1
                                   TO THE
                     AMERICAN WATER WORKS COMPANY, INC.
                        SUPPLEMENTAL RETIREMENT PLAN
                     ----------------------------------


     American Water Works Company, Inc. hereby amends the Supplemental Retirement Plan (the "Plan"), as follows:

     The second sentence of Paragraph 4 of the Plan is amended to read in its entirety as follows:

          "Average Earnings" means the average of the participant's salary paid and Annual Incentive Plan awards granted during those 60 months taken into account under Paragraph 2(s) of the Pension Plan in computing the participant's benefit under the Pension Plan or any applicable successor provision.

     To record the adoption of this Amendment No. 1 to the Plan by its Board of Directors on January 4, 1996, American Water Works Company, Inc. has caused its President and Secretary to affix its corporate name and seal hereto, this 4th day of January, 1996.

                                 AMERICAN WATER WORKS COMPANY, INC.


                                 By:  George W. Johnstone
                                      President and Chief Executive Officer


Attest:


W. Timothy Pohl
   Secretary

                                                              EXHIBIT 10(j)




                    AMERICAN WATER WORKS COMPANY, INC.

                          ANNUAL INCENTIVE PLAN
                        EFFECTIVE JANUARY 1, 1996

     1.   OBJECTIVE

          The objective of the Annual Incentive Plan (the "Plan") is to support the business goals of American Water Works Company, Inc. and certain of its subsidiaries by providing variable, performance-based incentive compensation to attract, retain and motivate key members of management who have a substantial impact on the performance and growth of the American Water System.

     2.   DEFINITIONS

          (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of American Water Works Company, Inc.

          (b) "COMPANY" shall mean American Water Works Company, Inc. and its Participating Subsidiaries.

          (c) "COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE" shall mean the committee of the Board of Directors of that name or its successor.

          (d) "ELIGIBLE PARTICIPANT" shall mean the President and Chief Executive Officer and any executive officer or manager recommended for participation in the Plan by the President and Chief Executive Officer and approved for participation in the Plan by the Compensation and Management Development Committee.

          (e) "INCENTIVE YEAR" shall mean any respective fiscal year of American Water Works Company, Inc. beginning on or after January 1, 1996 during which the Plan shall be in effect.

          (f) "PARTICIPATING SUBSIDIARY" shall mean American Water Works Company, Inc. and any Subsidiary which has been admitted to participation in the Plan with the approval of the Board of Directors of American Water Works Company, Inc..

          (g) "PRESIDENT AND CHIEF EXECUTIVE OFFICER" shall mean the President and Chief Executive Officer of American Water Works Company, Inc.

          (h) "SALARY GRADE MIDPOINT" shall mean the respective midpoint of the salary grade or the equivalent thereof of the Eligible Participant as of January 1 of the respective Incentive Year.

          (i)  "SUBSIDIARY" shall mean any company of which at least
50 percent of the outstanding voting stock is owned directly or indirectly by American Water Works Company, Inc.

          (j) "TARGET AWARD" shall mean such amount expressed as a percent of Salary Grade Midpoint of an Eligible Participant projected for award to such Eligible Participant as of the commencement of and for such Incentive Year on the assumption that the performance objectives of the Company for the Incentive Year as determined by the Compensation and Management Development Committee will in each case be achieved.

     3.   ADMINISTRATION AND GENERAL CONDITIONS

          (a) The Plan shall be administered by the Compensation and Management Development Committee.

          (b) As soon as practicable after the commencement of each Incentive Year, the Compensation and Management Development Committee shall consult with the President and Chief Executive Officer and shall determine the Eligible Participants and the Target Award for each Eligible Participant. New Eligible Participants may be added during an Incentive Year by the President and Chief Executive Officer and, if approved by the Compensation and Management Development Committee, will receive a pro rata award based on the number of full months in the Incentive Year that such an employee was an Eligible Participant. The Compensation and Management Development Committee may during an Incentive Year revise the Target Award for an Eligible Participant based on changes in such person's salary grade, responsibilities or other factors.

          (c) Any Eligible Participant who ceases to be a full time employee of the Company during an Incentive Year or is not employed by the Company on the last day of the incentive year for any reason other than death, disability or retirement will be deemed ineligible for an award under the Plan for such Incentive Year.

          (d) The Compensation and Management Development Committee shall adopt such rules and procedures and shall make such determinations and interpretations of the Plan thereunder as it shall deem desirable. All such rules, procedures and determinations shall be conclusive and binding upon all parties.

          (e) Classification as an Eligible Participant or determination of a Target Award shall not in themselves be deemed to create any rights or interests under the Plan, and the interest of an Eligible Participant in the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of the law.

          (f) An award under the Plan shall not confer upon an Eligible Participant any right to continue in the employ of the Company or limit in any way the right of the Company to terminate employment of an Eligible Participant at any time.

          (g) The Plan shall be effective as of January 1, 1996, subject to approval by the Board of Directors, and shall continue from year to year until terminated by the Board of Directors.

          (h) The Board of Directors may amend, suspend or terminate the Plan at any time, but may in no way reduce amounts previously awarded under the Plan and to which Eligible Participants are entitled.

     4.   DETERMINATION OF AWARDS

          The selection of Eligible Participants and the amount of the award for each such Eligible Participant shall be determined by the Compensation and Management Development Committee after consultation with the President and Chief Executive Officer. The Compensation and Management Development Committee shall determine the award to the President and Chief Executive Officer.

          The Compensation and Management Development Committee no later than 90 days after the commencement of the Incentive Year shall determine the performance objectives for the Incentive Year.

          The Compensation and Management Development Committee shall determine the financial objectives (e.g., earnings per share, operating income, return on equity, return on assets, total shareholder return, etc.), the customer service objectives (e.g., water quality, reliability, responsiveness, etc.) and the operational goals for the Incentive Year. The weighting of the selected objectives shall also be determined by the Compensation and Management Development Committee.

          The Compensation and Management Development Committee may also take into account the profitability or earnings of the Company in comparison with a prior year or years, other companies or generally prevailing economic conditions, the presence or absence of non-recurring or extraordinary items or income, gain, expense, or loss (including security gains and losses) and any and all other factors which, in its sole discretion, it may deem relevant. Such factors may result in the Compensation and Management Development Committee adjusting the actual award received upward or downward from the Target Award.

     5.   PAYMENT OF AWARDS

          Awards shall be payable in cash as soon as practicable after the consolidated financial results, and other goals for the Incentive Year have been determined and certified. Each Eligible Participant's annual award, if any, will be included as earnings under all Company-sponsored retirement plans, whether qualified or non-qualified, in accordance with the terms of the relevant plan as in effect from time to time.

          Twenty percent of the award will be mandatorily deferred and will be distributed after a restriction period of three years or upon termination of employment with the Company, if elected by the Eligible Participant. The mandatory 20 percent deferred compensation amount will be invested in stock units of equivalent value of American Water Works Company, Inc. common stock. Dividends on such stock units will be assumed during the deferral period, on the same basis as dividends are actually paid on American Water Works Company, Inc. common stock, and will be converted to additional stock units. The mandatory three year deferral period shall consist of the three calendar years following the Incentive Year. The value of the stock units will be determined as of the first business day of the fourth calendar year following the Incentive Year and shall be paid as soon as practicable thereafter.

          Eligible Participants will be permitted to elect an amount for deferral larger than the mandatory 20 percent deferral, and to elect to defer such amount for three years or to termination of employment with the Company. Such request shall be in accordance with the provisions of the American Water Works Company, Inc. Deferred Compensation Plan. Any such deferred awards shall be retained as part of the general assets of the Company and paid in cash at the end of the deferral period.

     6.   APPLICABLE TAXES

          Payment of all awards hereunder shall be subject to withholding of all federal, state or local taxes which, by law, must be withheld in respect to such payment.

          To record the adoption of this Plan, American Water Works Company, Inc. has caused its authorized officers to affix its corporate name and seal this 21st day of March, 1996.


                                AMERICAN WATER WORKS COMPANY, INC.


                                By:  George W. Johnstone
                                     President and Chief Executive Officer


Attest:  W. Timothy Pohl
         General Counsel and Secretary

                                                              EXHIBIT 10(k)


                    AMERICAN WATER WORKS COMPANY, INC.

                        DEFERRED COMPENSATION PLAN

                        (Effective January 1, 1996)

                             Table of Contents

                                                                       Page


ARTICLE I     INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . .   1
     1.1.     Name. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2.     Effective Date. . . . . . . . . . . . . . . . . . . . . .   1
     1.3.     Employers . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.4.     Purpose . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .   2
     2.1.     "Administrator" . . . . . . . . . . . . . . . . . . . . .   2
     2.2.     "Annual Incentive Plan" . . . . . . . . . . . . . . . . .   2
     2.3.     "Beneficiary" . . . . . . . . . . . . . . . . . . . . . .   2
     2.4.     "Board" . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.5.     "Change in Control" . . . . . . . . . . . . . . . . . . .   2
     2.6.     "Committee" . . . . . . . . . . . . . . . . . . . . . . .   2
     2.7.     "Compensation". . . . . . . . . . . . . . . . . . . . . .   3
     2.8.     "Elective Deferred Compensation". . . . . . . . . . . . .   3
     2.9.     "Deferred Compensation Account" . . . . . . . . . . . . .   3
     2.10.    "Deferred Compensation Agreement" . . . . . . . . . . . .   3
     2.11.    "Eligible Employee" . . . . . . . . . . . . . . . . . . .   3
     2.12.    "Participant" . . . . . . . . . . . . . . . . . . . . . .   3
     2.13.    "Plan Year" . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III   PARTICIPATION BY ELIGIBLE EMPLOYEES . . . . . . . . . . .   4
     3.1.     Participation . . . . . . . . . . . . . . . . . . . . . .   4
     3.2.     Failure to Designate. . . . . . . . . . . . . . . . . . .   4
     3.3.     Continuity of Participation . . . . . . . . . . . . . . .   4
     3.4.     Immediate Cash-Out of Ineligible Employee . . . . . . . .   4

ARTICLE IV    ANNUAL INCENTIVE AWARD COMPENSATION DEFERRAL AND
              ACCOUNT CREDITS . . . . . . . . . . . . . . . . . . . . .   5
     4.1.     Annual Incentive Award Deferral Election. . . . . . . . .   5
     4.2.     Deferral in Stock Equivalent Units. . . . . . . . . . . .   5
     4.3.     Mandatory Deferrals of Annual Incentive Plan Awards . . .   5
     4.4.     Period for Which Deferral Election is Effective . . . . .   6

ARTICLE V     DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .   6
     5.1.     Election of Distribution Date . . . . . . . . . . . . . .   6
     5.2.     Distribution of Mandatory Deferrals Not Elected To Be
              Extended. . . . . . . . . . . . . . . . . . . . . . . . .   7
     5.3.     Method of Payment . . . . . . . . . . . . . . . . . . . .   7
     5.4.     Special Election for Early Distribution . . . . . . . . .   7
     5.5.     Distributions on Death. . . . . . . . . . . . . . . . . .   7
     5.6.     Valuation of Distributions. . . . . . . . . . . . . . . .   8

                             Table of Contents

                                                                       Page


ARTICLE VI    ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . .   8
     6.1.     Deferred Compensation Account . . . . . . . . . . . . . .   8
     6.2.     Crediting of Dividends and Statement of Account . . . . .   9

ARTICLE VII   FUNDING AND PARTICIPANT'S INTEREST. . . . . . . . . . . .  10
     7.1.     Deferred Compensation Plan Unfunded . . . . . . . . . . .  10
     7.2.     Participant's Interest in Plan. . . . . . . . . . . . . .  10

ARTICLE VIII  ADMINISTRATION AND INTERPRETATION . . . . . . . . . . . .  11
     8.1.     Administration. . . . . . . . . . . . . . . . . . . . . .  11
     8.2.     Interpretation. . . . . . . . . . . . . . . . . . . . . .  11
     8.3.     Records and Reports . . . . . . . . . . . . . . . . . . .  12
     8.4.     Payment of Expenses . . . . . . . . . . . . . . . . . . .  12
     8.5.     Indemnification for Liability . . . . . . . . . . . . . .  13
     8.6.     Claims Procedure. . . . . . . . . . . . . . . . . . . . .  13
     8.7.     Review Procedure. . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IX    AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . .  14
     9.1.     Amendment and Termination . . . . . . . . . . . . . . . .  14

ARTICLE X     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . .  15
     10.1.    Right of Employers to Take Employment Actions . . . . . .  15
     10.2.    Alienation or Assignment of Benefits. . . . . . . . . . .  15
     10.3.    Right to Withhold . . . . . . . . . . . . . . . . . . . .  16
     10.4.    Construction. . . . . . . . . . . . . . . . . . . . . . .  16
     10.5.    Headings. . . . . . . . . . . . . . . . . . . . . . . . .  16
     10.6.    Number and Gender . . . . . . . . . . . . . . . . . . . .  16

                                 ARTICLE I

                               INTRODUCTION

     1.1. Name. The name of this plan is the American Water Works Company, Inc. Deferred Compensation Plan ("Deferred Compensation Plan").

     1.2. Effective Date. The effective date of this Deferred Compensation Plan is January 1, 1996.

     1.3. Employers. American Water Works Company, Inc. ("American Water Works") and each subsidiary or affiliate of American Water Works that employs one or more Eligible Employees who have become Participants in accordance with Article III, shall each be an "Employer" under this Deferred Compensation Plan.

     1.4. Purpose. This Deferred Compensation Plan is established effective January 1, 1996 by American Water Works for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees of the Employers.

     This Deferred Compensation Plan provides a means whereby Participants may defer all or a portion of their annual incentive awards they otherwise would receive under the Annual Incentive Plan for services performed for their Employers. It will also be the means for maintaining Eligible Employees' mandatory deferrals of a portion of the annual incentive awards under the Annual Incentive Plan, whether or not those mandatory deferrals are extended for further deferral periods under this Deferred Compensation Plan.

     All deferrals under this Deferred Compensation Plan shall be in the form of stock equivalent units of American Water Works, the number of which shall be increased whenever a dividend is declared on the common stock of American Water Works.

                                ARTICLE II

                               DEFINITIONS

     Whenever the following initially capitalized words and phrases are used in this Deferred Compensation Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

     2.1. "Administrator" shall mean the Vice President-Human Resources of American Water Works Service Company, Inc., or his delegate.

     2.2. "Annual Incentive Plan" shall mean American Water Works Company, Inc.'s Annual Incentive Plan, effective January 1, 1996.

     2.3. "Beneficiary" shall mean such person or legal entity as may be designated by a Participant under Section 5.5 to receive benefits hereunder after such Participant's death.

     2.4. "Board" shall mean the Board of Directors of American Water Works Company, Inc.

     2.5. "Change in Control" shall mean a change in the control of American Water Works Company, Inc. which shall be deemed to have occurred upon the earliest to occur of the following: (i) the purchase or announcement of an offer to purchase by a person, or group of persons acting in concert, of at least twenty-five percent of the voting securities of American Water Works Company, Inc.; or (ii) during any twenty-four-month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof.

     2.6. "Committee" shall mean the Compensation and Management Development Committee of the Board.

     2.7. "Compensation" shall mean the annual incentive award payable to a Participant for a Plan Year under the Annual Incentive Plan before any reduction to such incentive award is effected in accordance with the Annual Incentive Plan and Deferred Compensation Agreement.

     2.8. "Elective Deferred Compensation" shall mean that portion of the Participant's Compensation which the Participant elects to defer pursuant to Section 4.1 of this Deferred Compensation Plan in accordance with the Deferred Compensation Agreement.

     2.9. "Deferred Compensation Account" shall mean the record keeping account established by the Administrator for each Participant to which the portion of a Participant's annual incentive award that is voluntarily deferred pursuant to Section 4.1 and mandatorily deferred under the terms of the Annual Incentive Plan (and income thereon) is credited and from which distributions to the Participant or to his Beneficiary are debited.

     2.10. "Deferred Compensation Agreement" shall mean a document (or documents) as made available from time to time by the Administrator, whereby an Eligible Employee enrolls as a Participant and elects to defer Compensation pursuant to Section 4.1 of this Deferred Compensation Plan.

     2.11. "Eligible Employee" shall mean an individual employed by an Employer who is a member of a select group of management or highly compensated employees participating in the Annual Incentive Plan.

     2.12. "Participant" shall mean an Eligible Employee who has amounts standing to his credit under a Deferred Compensation Account.

     2.13.    "Plan Year" shall mean the calendar year.

                                ARTICLE III

                    PARTICIPATION BY ELIGIBLE EMPLOYEES

     3.1. Participation. Participation in this Deferred Compensation Plan is limited to Eligible Employees. An Eligible Employee shall participate in this Deferred Compensation Plan as determined by the Committee in its sole discretion.

     3.2. Failure to Designate. In the event that the Committee fails to designate the group of Eligible Employees who shall be eligible to participate for any year, each Eligible Employee who was designated in the prior year shall be deemed to have been designated for the next succeeding Plan Year, provided that any such Eligible Employee shall participate for purposes of the next succeeding Plan Year only if he is actively employed by an Employer on the first day of such succeeding Plan Year.

     3.3. Continuity of Participation. A Participant who separates from service with all of the Employers will cease active participation hereunder. However, the separation from service of an Eligible Employee with one Employer will not interrupt the continuity of his active participation if, concurrently with or immediately after such separation, he is employed by one or more of the other Employers.

     3.4. Immediate Cash-Out of Ineligible Employee. This Deferred Compensation Plan is intended to be an unfunded "top-hat" plan, maintained primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees. Accordingly, if the Committee determines that any Participant does not qualify as a member of the select group, one hundred percent (100%) of such Participant's Deferred Compensation Account shall be paid to the Participant immediately.

                                 ARTICLE IV

                ANNUAL INCENTIVE AWARD COMPENSATION DEFERRAL

                             AND ACCOUNT CREDITS

     4.1. Annual Incentive Award Deferral Election. No later than June 30 of the Plan Year in which an annual incentive award under the Annual Incentive Plan is earned, each Eligible Employee may irrevocably elect, by completing and executing a Deferred Compensation Agreement and filing it with the Administrator, to defer any portion of his annual incentive award to be earned for that year that is not mandatorily deferred under the Annual Incentive Plan. In addition, any mandatorily deferred portion of the annual incentive award to be earned for the Plan Year may also be deferred for a longer period as permitted under this Deferred Compensation Plan provided such election is also made by June 30.

     4.2. Deferral in Stock Equivalent Units. All deferred amounts shall be credited to the Participant's Deferred Compensation Account in the form of stock equivalent units. The number of stock equivalent units (calculated to the nearest thousandth of a unit) to be credited shall be calculated by dividing (i) the amount of deferred annual incentive award by
(ii) the closing market price of American Water Works common stock as published in The Wall Street Journal report of New York Stock Exchange Composite Transactions for the date the annual incentive award was payable to the Participant. A Participant shall at all times be fully vested in the balance of his Deferred Compensation Account.

     4.3. Mandatory Deferrals of Annual Incentive Plan Awards. Any portion of a Participant's annual incentive award that is mandatorily deferred under the terms of the Annual Incentive Plan shall also be credited to a Participant's Deferred Compensation Account in the form and amount of stock equivalent units as calculated in Section 4.2.

     4.4. Period for Which Deferral Election is Effective. A Participant's deferral election under Section 4.1 shall be effective only with respect to the annual incentive award for the Plan Year specified in the Deferred Compensation Agreement. A Participant must file a separate Deferred Compensation Agreement by June 30 of each subsequent Plan Year in order to make annual incentive award deferrals or extend mandatory deferrals for that Plan Year.

                                 ARTICLE V

                               DISTRIBUTIONS

     5.1. Election of Distribution Date. At the time a Participant makes an election to defer Compensation under Article IV, such Participant shall also specify in writing in the Deferred Compensation Agreement the date or event on which the cash payment of the Participant's Deferred Compensation Account shall be made. Such date may be any of the following:

              (a) with respect to voluntarily deferred portions of the annual incentive award:

                   (i) a period of time equal to the period of mandatory deferral applicable to a portion of the Plan Year's annual incentive award for which the voluntary deferral is being made, provided no election is made to extend the period of deferral for that Plan Year's award subject to mandatory deferral; or

                   (ii) the Participant's termination of employment for any reason, including death or disability;

              (b) with respect to the mandatorily deferred portion of a Plan Year's annual incentive award, the Participant's termination of employment for any reason, including death or disability.

     5.2. Distribution of Mandatory Deferrals Not Elected To Be Extended. If the Participant has not made an election to extend the deferral period of any mandatory deferral of a portion of his annual incentive award to be earned under the Annual Incentive Plan for any Plan Year, a payment of the cash value of the stock equivalent units credited to his Deferred Compensation Account attributable to such mandatory deferral, including additional units credited as a result of dividends as provided under Section 6.2, shall be made on the date the period of mandatory deferral ends.

     5.3. Method of Payment. All distributions under this Plan shall be in the form of a cash lump sum payment.

     5.4. Special Election for Early Distribution. A Participant may apply to the Administrator for early distribution of all or any part of his Deferred Compensation Account excluding any amounts attributable to mandatory deferrals that have not been credited to his Deferred Compensation Account for the minimum period of mandatory deferral. Such early distribution shall be made in a single lump sum and in cash, provided that 10% of the amount withdrawn in such early distribution shall be forfeited to the Participant's Employer prior to payment of the remainder to the Participant. In the event a Participant's early distribution election is submitted within one year after a Change in Control the forfeiture penalty shall be reduced to 5%.

     5.5. Distributions on Death. In the event of a Participant's death before his Deferred Compensation Account has been distributed, distribution of his entire account, including mandatory deferrals shall be made to the Beneficiary selected by the Participant, in a single lump sum cash payment within 30 days after the date of death (or, if later, after the proper Beneficiary has been identified). A Participant may from time to time change his designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Administrator. If no

Beneficiary designation is in effect at the time of the Participant's death, or if the designated Beneficiary is missing or has predeceased the Participant, distribution shall be made to the Participant's surviving spouse, or if none, to his surviving children per stirpes, and if none, to his estate.

     5.6. Valuation of Distributions. All distributions under this Deferred Compensation Plan shall be based upon the cash value of the stock equivalent units credited to a Participant's Deferred Compensation Account as of the date immediately preceding the date of the distribution. The cash value payable to a Participant or Beneficiary shall be determined by multiplying the number of stock equivalent units credited to the Deferred Compensation Account by the closing market price of American Water Works common stock on the day immediately preceding the date of distribution (or the last trading day preceding that date) as published in The Wall Street Journal report of New York Stock Exchange Composite Transactions. It is understood that administrative requirements may lead to a delay between such valuation date and the date of distribution, not to exceed 30 days.

                                ARTICLE VI

                                 ACCOUNTS

     6.1. Deferred Compensation Account. The Administrator shall establish and maintain, or cause to be established and maintained, a separate Deferred Compensation Account for each Participant hereunder who executes an election pursuant to Section 4.1 or has a portion of his annual incentive award mandatorily deferred under the Annual Incentive Plan. Each such Participant's Compensation deferred pursuant to a Deferred Compensation Agreement under Section 4.1 or mandatorily deferred under the Annual Incentive Plan shall be separately accounted for and credited with stock equivalent units, for record keeping purposes only, to his Deferred Compensation

Account. A Participant's Deferred Compensation Account shall be solely for the purpose of measuring the amounts to be paid under this Deferred Compensation Plan. The Employers shall not be required to fund or secure the Deferred Compensation Account in any way, the Employers' obligation to Participants hereunder being purely contractual.

     6.2. Crediting of Dividends and Statement of Account. The Participant's Deferred Compensation Account shall be deemed invested solely in stock equivalent units of American Water Works common stock, shall be denominated in numbers of stock equivalent units, and shall be valued each time stock equivalent units are credited to such Deferred Compensation Account by multiplying the units by the then-current market value of American Water Works common stock. Whenever a dividend is declared and payable on American Water Works common stock, the number of stock equivalent units in the Participant's Deferred Compensation Account will be increased by the following calculations:

              (a) the number of units in the Participant's Deferred Compensation Account multiplied by any cash dividend declared by the Board on a share of American Water Works common stock, divided by the closing market price of American Water Works common stock on the related dividend payment date as published in The Wall Street Journal report of New York Stock Exchange Composite Transactions; or

              (b) the number of units in the Participant's Deferred Compensation Account on the related dividend payment date multiplied by any stock dividend declared by the Board on a share of American Water Works common stock. In the event of any change in the number or kind of outstanding shares of common stock of American Water Works including a stock split or splits (other than a stock dividend as provided above) an appropriate adjustment shall be made in the number of units credited to the Participant's Deferred Compensation Account. As soon as practicable after the end of each Plan Year (and at such additional times as the Administrator may determine), the Administrator shall furnish each Participant with a statement of the balance credited to the Participant's Deferred Compensation Account.

                                ARTICLE VII

                    FUNDING AND PARTICIPANT'S INTEREST

     7.1. Deferred Compensation Plan Unfunded. This Deferred Compensation Plan shall be unfunded and no trust shall be created by this Deferred Compensation Plan. The crediting to each Participant's Deferred Compensation Account shall be made through record keeping entries. No actual funds shall be set aside; provided, however, that nothing herein shall prevent the Employers from establishing one or more grantor trusts from which benefits due under this Deferred Compensation Plan may be paid in certain instances. All distributions shall be paid by the Employer from its general assets and a Participant (or his Beneficiary) shall have the rights of a general, unsecured creditor against the Employer for any distributions due hereunder. This Deferred Compensation Plan constitutes a mere promise by the Employers to make benefit payments in the future.

     7.2. Participant's Interest in Plan. A Participant has an interest in the cash value represented by the stock equivalent units credited to his Deferred Compensation Account. A Participant has no rights or interests in any American Water Works common stock or dividends and has no right to elect delivery of shares of American Water Works common stock.

                               ARTICLE VIII

                     ADMINISTRATION AND INTERPRETATION

     8.1. Administration. Except where certain duties are delegated to the Administrator, the Committee shall be in charge of the operation and administration of this Deferred Compensation Plan. The Committee has, to the extent appropriate and in addition to the powers described elsewhere in this Deferred Compensation Plan, full discretionary authority to construe and interpret the terms and provisions of this Deferred Compensation Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing this Deferred Compensation Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Employers; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to this Deferred Compensation Plan, as it shall deem advisable, with respect to the administration of this Deferred Compensation Plan.

     8.2. Interpretation. The Committee may take any action, correct any defect, supply any omission or reconcile any inconsistency in this Deferred Compensation Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry this Deferred Compensation Plan into effect or to carry out the Board's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Employers, the Board, the board of directors of any Employer, the Committee, or the Administrator arising out of or in connection with this Deferred Compensation Plan, shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Employers and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Committee's determinations hereunder need not be uniform, and may be made selectively among Eligible Employees, whether or not they are similarly situated. Any actions to be taken by the Committee will require the consent of a majority of the Committee members. If a member of the Committee is a Participant in this Deferred Compensation Plan, such member may not decide or determine any matter or question concerning his benefits under this Deferred Compensation Plan that such member would not have the right to decide or determine if he were not a member.

     8.3. Records and Reports. The Administrator shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of this Deferred Compensation Plan. Such records shall contain all relevant data pertaining to Participants and their rights under this Deferred Compensation Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employers are properly available.

     8.4. Payment of Expenses. The Employers, in such proportions as the Committee determines, shall bear all expenses incurred by them and by the Committee in administering this Deferred Compensation Plan. If a claim or dispute arises concerning the rights of a Participant or Beneficiary to amounts deferred under this Deferred Compensation Plan, regardless of the party by whom such claim or dispute is initiated, the Employers shall (in such proportions as between the Employers as the Committee determines), and upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the "Participant's Claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:

              (a) The Participant or the Participant's Claimant shall repay to his Employer any such expenses theretofore paid or advanced by his Employer if and to the extent that the party disputing the Participant's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined by the court that such expenses were not incurred by the Participant or the Participant's Claimant while acting in good faith; provided, further, that

              (b) In the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Deferred Compensation Plan, to the Committee within two years (three years, in the event of a Change in Control) after the occurrence of the event giving rise to such claim or dispute.

     8.5. Indemnification for Liability. The Employers shall indemnify the Administrator, the members of the Committee, and the employees of any Employer to whom the Administrator delegates duties under this Deferred Compensation Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Deferred Compensation Plan, unless the same is determined to be due to gross negligence or willful misconduct.

     8.6. Claims Procedure. If a claim for benefits or for participation under this Deferred Compensation Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Deferred Compensation Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure. If the Committee fails to respond within 90 days, the claim is treated as denied.

     8.7. Review Procedure. Within 60 days after the claim is denied or, if the claim is deemed denied, within 150 days after the claim is filed, a Participant or his duly authorized representative) may file a written request with the Committee for a review of his denied claim. The Participant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Committee. The Committee will notify the Participant of its final decision in writing. In its response, the Committee will explain the reason for the decision, with specific references to pertinent Deferred Compensation Plan provisions on which the decision was based. If the Committee fails to respond to the request for review within 60 days, the review is treated as denied.

                                ARTICLE IX

                         AMENDMENT AND TERMINATION

     9.1. Amendment and Termination. The Board shall have the right, at any time, to amend or terminate this Deferred Compensation Plan, in whole or in part, provided that such amendment or termination shall not adversely affect the right of any Participant or Beneficiary to payment of Participant's Deferred Compensation Account. The Administrator or Committee, upon review of the effectiveness of this Deferred Compensation Plan, may at any time recommend amendments to, or termination of, this Deferred Compensation Plan to the Board. American Water Works reserves the right, in its sole discretion, to discontinue deferrals under, or completely terminate, this Deferred Compensation Plan at any time. If this Deferred Compensation Plan is discontinued with respect to future deferrals, Participants' Deferred Compensation Accounts shall be distributed on the distribution dates elected in accordance with Section 5.1, unless the Committee designates that distributions shall be made on an earlier date. If the Committee designates such earlier date, each Participant shall receive distribution of his entire Deferred Compensation Account as specified by the Committee. If this Deferred Compensation Plan is completely terminated, each Participant shall receive distribution of his entire Deferred Compensation Account in one lump sum cash payment as of the date of this Deferred Compensation Plan terminates.

                                 ARTICLE X

                         MISCELLANEOUS PROVISIONS

     10.1. Right of Employers to Take Employment Actions. The adoption and maintenance of this Deferred Compensation Plan shall not be deemed to constitute a contract between an Employer and any Eligible Employee, or to be a consideration for, or an inducement or condition of, the employment of any individual. Nothing herein contained, or any action taken hereunder, shall be deemed to give any Eligible Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge any Eligible Employees at any time, nor shall it be deemed to give to an Employer the right to require the Eligible Employee to remain in its employ, nor shall it interfere with the Eligible Employee's right to terminate his employment at any time. Nothing in this Deferred Compensation Plan shall prevent an Employer from amending, modifying, or terminating any other benefit plan, including the Annual Incentive Plan.

     10.2. Alienation or Assignment of Benefits. A Participant's rights and interest under this Deferred Compensation Plan shall not be assigned or transferred except as otherwise provided herein, and a Participant's rights to benefit payments under this Deferred Compensation Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.

     10.3. Right to Withhold. To the extent required by law in effect at the time a distribution is made from this Deferred Compensation Plan, the Employer or its agents shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

     10.4. Construction. All legal questions pertaining to this Deferred Compensation Plan shall be determined in accordance with the laws of the State of New Jersey, to the extent such laws are not superseded by the Employee Retirement Income Security Act of 1974, as amended, or any other federal law.

     10.5. Headings. The headings of the Articles and Sections of this Deferred Compensation Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

     10.6. Number and Gender. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.

                                 AMERICAN WATER WORKS COMPANY, INC.



                                 By:  George W. Johnstone
                                      President and Chief Executive Officer



Attest:  W. Timothy Pohl
         General Counsel and Secretary